Exhibit 23.4



                            CONSENT OF WALTER LEIBOLD

                               Ministerialdirigent

              Ministry of Finance of the State of Baden-Wurttemberg



I hereby consent to the use of my name and the making of statements with respect to me under the caption "Official Statements and Documents" in the Prospectus included in this Registration Statement, or any amendment thereto.



March 28, 2005

                                     By             /s/ Walter Leibold
                                        ----------------------------------------
                                                   Walter Leibold
                                                Ministerialdirigent,
                                                  Baden-Wurttemberg
                                                 Ministry of Finance